UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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AMAG PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

MSMB CAPITAL MANAGEMENT LLC
IRONMAN ACQUISITION, LP
IRONMAN ACQUISITION GP, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MSMB Capital Announces that ISS Recommends that AMAG Shareholders Vote AGAINST the Allos Transaction

NEW YORK, October 11, 2011—MSMB Capital Management announced today that it was pleased to learn that ISS Proxy Advisory Services— the nation’s leading independent proxy advisory firm—recommends that its clients holding AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) vote AGAINST the proposed acquisition of Allos Therapeutics, Inc. The analyses and reports of ISS are relied upon by hundreds of major institutional investment firms, mutual and pension funds and other fiduciaries.

In its October 8, 2011 report, ISS stated*:

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“[T]he AMAG board has effectively proposed that its shareholders accept 39% dilution in exchange for an asset that, based on the company’s own stand-alone financial projections, would not achieve breakeven adjusted EBIT through at least 2027”

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“The $2.44 implied offer value of AMAG shares is substantially higher than the upper end of [Allos’ financial advisor’s discounted cash flow valuation] range, suggesting Allos shareholders are getting an excellent price – and AMAG shareholders may be overpaying”

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“As the strongly negative market reaction, the 13D filings from large shareholders, and the evidence that AMAG may be overpaying for an asset whose potential its current owners cannot unlock without AMAG’s help, all argue against the transaction – and the stand-alone alternative is relatively strong, with little apparent operating risk if the deal falls through –A VOTE AGAINST THE PROPOSED TRANSACTION IS WARRANTED.” (emphasis added)

MSMB believes that it is important for shareholders of AMAG to decide whether the existing AMAG board of directors understands the objectives of the AMAG shareholders. Over the past four years, MSMB believes that the board of directors of AMAG has allowed management to undertake an ill-conceived business plan that has resulted in an approximate 80% decrease in the value of AMAG’s common stock. The board’s most recent poor decision was approving the proposed merger with Allos. Due to the excessively high valuation placed on Allos that would result in the shareholders of Allos owning 39% of AMAG after the proposed merger, as well as the lack of apparent synergies between the two companies, MSMB believes the merger will have disastrous consequences the shareholders of AMAG.

“We are gratified to learn that ISS agrees with our conclusion that AMAG’s proposed merger with Allos destroys value for the shareholders of AMAG.  As we have stated numerous times, we believe that the merger creates unacceptable dilution to the current shareholders of AMAG and that Folotyn’s weak patent protection presents an unacceptable financial risk,” said Martin Shkreli, the Chief Investment Officer of MSMB.  “The consistently poor performance of the Board of Directors and management of AMAG has resulted in a nearly 80% drop in the price of AMAG’s common stock over the past four years.  Our objective is to enhance shareholder value with a reconstituted board of directors of AMAG,” Mr. Shkreli concluded.

MSMB believes that the company needs a fresh perspective and new energy in the board room to build value for all AMAG shareholders. Replacing a majority of AMAG’s board and voting against the proposed issuance of AMAG stock to the shareholders of Allos will ensure that the interests of AMAG’s shareholders are placed first.  MSMB remains committed to pursuing an all-cash transaction with AMAG in which MSMB would purchase up to all of the outstanding shares of AMAG common stock that it does not own for $18.00 per share. Following the removal of the current AMAG directors, MSMB intends to discuss this proposal with the reconstituted board of directors.

MSMB anticipates distributing a definitive consent statement and a definitive proxy statement to shareholders of AMAG in the near future. Under Delaware law, MSMB’s proposals to remove the current board of directors of AMAG (excluding Mr. Robert J. Perez) and to elect its five nominees would generally become effective upon delivery to AMAG of valid written consents signed by shareholders representing at least a majority of the outstanding shares of AMAG common stock.

THIS PRESS RELEASE IS NOT A CONSENT STATEMENT OR A PROXY STATEMENT, NOR IS IT A SOLICITATION OF ANY CONSENT OR PROXY. ANY SUCH SOLICITATION WILL BE MADE ONLY BY A WRITTEN DEFINITIVE CONSENT STATEMENT OR BY A WRITTEN DEFINITIVE PROXY SOLICITATION STATEMENT DULY FILED WITH THE SEC. PLEASE READ THE PRELIMINARY CONSENT STATEMENT AND THE PRELIMINARY PROXY STATEMENT CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS, INCLUDING, BUT NOT LIMITED TO, MSMB CAPITAL MANAGEMENT, IRONMAN ACQUISITION, LP AND IRONMAN ACQUISITION GP, LLC, THE NOMINEES THAT THEY ARE PROPOSING TO BE ELECTED TO SERVE ON AMAG’S BOARD OF DIRECTORS, THE PROPOSALS THEY WILL BE ASKING THE SHAREHOLDERS TO VOTE AGAINST AND THEIR RESPECTIVE HOLDINGS (SECURITIES OR OTHERWISE, DIRECT OR INDIRECT) IN AMAG. YOU MAY OBTAIN A FREE COPY OF THE PRELIMINARY CONSENT STATEMENT AND THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT STATEMENT AND THE DEFINITIVE PROXY STATEMENT, AT THE SEC’S WEB SITE AT http://www.sec.gov/. A FREE COPY OF THE PRELIMINARY CONSENT STATEMENT AND THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT STATEMENT AND THE DEFINITIVE PROXY STATEMENT, MAY BE OBTAINED FROM INNISFREE M&A INCORPORATED, 501 MADISON AVENUE 20TH FLOOR, NEW YORK, NY 10022, TOLL FREE TELEPHONE NUMBER: (877) 717-3929.

Certain Information Regarding Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of MSMB and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements. MSMB undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes except as required by securities laws. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC.

About MSMB Capital

MSMB Capital is an investment firm focused on global healthcare and biotechnology opportunities and long-term investments. MSMB identifies and pursues investments in both the private and public markets. MSMB identifies investment opportunities and seeks to maximize value and create opportunities.

MSMB Capital Management LLC

Kevin Mulleady, 212-983-0069
Chief Executive Officer
Innisfree M&A Incorporated
Scott Winter / Mike Brinn, 212-750-5833

* Permission to use quotations was neither sought nor obtained.